UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2009
Date of Report
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Amendment to Asset Purchase Agreement with DAO Information Systems, LLC

Effective as of December 7, 2009, Shrink Nanotechnogies, Inc. (the “Company”) entered into a First Amended Asset Purchase Agreement (the “Amended Agreement”) with DAO Information Systems, LLC, a Delaware limited liability company, and its wholly owned subsidiary, DAO Information Systems, Inc., a Delaware corporation (collectively, the “Buyers”) and Luis J. Leung, an officer of the Buyers, pursuant to which the parties amended the certain terms of the original Asset Purchase Agreement by and among the parties, entered into on September 30, 2008 (the “Original Agreement”).

Specifically, the Original Agreement provided for the transfer of all interests in the proceeds from the sale of certain securities (defined as “Seller Securities”) held by the Company, a list of which were enumerated in the Original Agreement.  The Amended Agreement revised the Original Agreement by excluding from the definition of Seller Securities and interests in securities of American Scientific Resources, Inc.

The foregoing is a summary only of the Amended Agreement, a copy of which is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

10.1
First Amended Asset Purchase Agreement (the “Amended Agreement”), dated as of December 7, 2009, by and among Shrink Nanotechnologies, Inc.,  DAO Information Systems, LLC, a Delaware limited liability company, DAO Information Systems, Inc., a Delaware corporation (collectively, the “Buyers”) and Luis J. Leung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        SHRINK NANOTECHNOLOGIES, INC.
Date: December 29, 2009
                                                                                        By:              /s/ Mark L. Baum, Esq.
                                                                                        Name:         Mark L. Baum, Esq
                                                                            .                                   Title:          Chief Executive Officer